Amended and Restated
           Fairfield Manufacturing Company, Inc.
            Incentive Plan for Senior Management



                         Article I
                       Introduction

I.1  Purpose

          The purpose of this Amended and Restated Fairfield Manufacturing Company, Inc. Incentive Plan for Senior Management (the "Plan") is to enable the Company to recruit and retain highly qualified individuals to serve in the management of the Company and to motivate such individuals to the highest standards of performance by providing them the opportunity to earn additional compensation based on improving the earnings, profitability and other performance measures of the Company.

          This Plan amends and restates, as of the date indicated on the signature page hereof, and supersedes any and all previous Fairfield Manufacturing Company, Inc. Incentive Plans for Senior Management adopted and executed prior to the date hereof.

I.2  Administration

          The Board shall be responsible for and shall have full and discretionary authority to administer and operate the Plan. The Board shall interpret and construe any and all provisions of the Plan, in its discretion, and any determination made by the Board under the Plan shall be final, binding and conclusive on the Company and its affiliates and each Participant and his or her beneficiaries or representatives. Subject to the terms of the Plan, the Board may prescribe, amend and rescind such rules and regulations relating to the administration and operation of the Plan or providing for conditions and assurances to protect the interests of the Company and the Subsidiaries as the Board, in its discretion, deems necessary or appropriate. Neither the Board, any member of the Board, nor any employee of the Company designated to administer the Plan shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and such employees shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted at law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan (other than acts of willful misconduct).

          The Board may delegate any of its duties or responsibilities hereunder to a committee thereof or to a committee consisting of members of senior management of the Company, as the Board shall designate in writing from time to time. To the extent the Board so delegates any of its duties or responsibilities hereunder, unless otherwise provided in writing by the Board, such committee shall have powers and authority with respect to its delegated duties and responsibilities equivalent to those of the Board.

I.3  Definitions

          Whenever used in this Plan, the following terms shall have the respective meanings set forth below:

          "Adjusted EBITDA" means, as of any date of determination, Consolidated EBITDA determined in a manner consistent with the Company's past practice and the Five Year Plan.

          "Award Agreement" has the meaning specified in Section 3.1(b).

          "Board" means the Board of Directors of the Company.

          "Change of Control" has the meaning set forth under "Description of New Preferred Stock and Exchange Debentures" in the Registration Statement.

          "Change of Control Date" means the closing date of a transaction that constitutes a Change of Control.

          "Common Stock" means the common stock of the Company, par value $.01 per share.

          "Company" means Fairfield Manufacturing Company, Inc., a Delaware corporation.

          "Consolidated EBITDA" has the meaning set forth under "Description of New Preferred Stock and Exchange Debentures" in the Registration Statement.

          "Date of Grant" means the date as of which Performance Units are granted, or deemed to have been granted, to a Participant under the Plan. The Award Agreement evidencing such units shall specify the Date of Grant for the Performance Units of the Participant, and if the Award Agreement with a Participant does not so specify such date, the Date of Grant for the Performance Units of such Participant shall be the date so determined by the Board.

          "Effective Date" means January 1, 1998.
          "Equity Value" means, as of any Measurement Date other than a Measurement Date that is a Change of Control Date, an amount equal to the excess of (a) the sum of (i) the product of (x) the four-quarter trailing Adjusted EBITDA of the Company for the four most recent consecutive fiscal quarters of the Company beginning coincident with such Measurement Date, multiplied by (y) 6.7, (ii) the aggregate cash on hand as of such Measurement Date, (iii) the aggregate principal amount receivable by the Company from Lancer as of such Measurement Date under any intercompany notes or other obligations between the Company and Lancer outstanding on such Measurement Date, and (iv) cash payments by the Company prior to such Measurement Date with respect to the redemption of Performance Units, over (b) the aggregate principal amount then outstanding under the Financing Arrangements as of such Measurement Date. It is expressly stipulated that the aggregate principal amount outstanding under the Financing Arrangements will include the aggregate liquidation preference as of such Measurement Date of shares of Preferred Stock outstanding on such Measurement Date. "Equity Value" as of a Measurement Date that is a Change of Control Date means the aggregate fair market value, as of such date, of the Net Consideration paid to holders of voting capital stock of the Company in respect of each share of such capital stock in connection with the transaction constituting the Change in Control, provided that to the extent any such consideration is paid in a form other than cash, the fair market value of such consideration will be determined in good faith by the Board and the Board's determination of fair market value shall be final and binding on the Participant, his or her representatives and beneficiaries and the Company and its affiliates.

          "Equity Value Created" means, as of any Measurement Date, an amount equal to the excess, if any, of (a) Equity Value as of such Measurement Date, over (b) the excess, if any, of (i) the sum of (x) $90,000,000, (y) all capital contributions made by Lancer to the Company during the period from January 1, 1998 to such Measurement Date and (z) the aggregate proceeds received by the Company in connection with any issuance of capital stock of the Company (other then any Preferred Stock) during the period from January 1, 1998 to such Measurement Date, over (ii) all dividends distributed with respect to the capital stock of the Company during the period from January 1, 1998 to such Measurement Date (other than any such dividends paid to satisfy obligations of the Company under the Tax Sharing Agreement, dated as of July 18, 1990, as the same may be amended, supplemented or restated from time to time, between Lancer and the Company and any such dividends to the extent consisting of shares of capital stock of the Company). "Equity Value Created" shall be determined in good faith by the Board on the basis of the most recent financial statements then available and any such determination by the Board shall be final and binding on the Participant, his or her representatives and beneficiaries and the Company and its affiliates.

          "Financing Arrangements" means, collectively, (a) the Credit Agreement, dated as of July 7, 1993, as amended and as may be amended, supplemented or restated from time to time, among the Company, T-H Licensing and General Electric Capital Corporation, (b) the 9 5/8% Senior Subordinated Notes of the Company due 2008, (c) the 11 1/4% Cumulative Exchangeable Preferred Stock of the Company, (d) any notes, debentures, preferred stock or other securities or instruments issued by the Company or any of its subsidiaries, or any credit or other agreements or arrangements entered into by the Company or any of its subsidiaries, in substitution or replacement of any of the foregoing or the proceeds of which are used in part to replace, repurchase or redeem any of the foregoing, and (e) any other debt, guaranty, financing or security agreement or document entered into by the Company in connection with its or its Subsidiaries operations from time to time (other than any intercompany obligation among the Company or its Subsidiaries), including, without limitation, debt obligations to Lancer (in each such case, as the same may be amended or supplemented from time to time after the Effective Date).

          "Five Year Plan" means the business plan of the Company established by the Company's senior executives and approved by the Board for each of the five fiscal years of the Company ending during the period from January 1, 1999 through the last day of the Company's 2003rd fiscal year.

          "Five Year Plan Target" means those financial, business and other performance objectives set forth in the Five Year Plan for each of the five fiscal years of the Company included in such plan, including performance objectives relating to Adjusted EBITDA, working capital investment, capital expenditures and such other objectives set forth in the Five Year Plan as the Board determines from time to time may impact the Company's ability to repay outstanding indebtedness under the Financing Arrangements or its obligations in respect of the Preferred Stock.

          "Installment" has the meaning set forth in Section 3.2(a).

          "Lancer" means Lancer Industries Inc., a Delaware corporation and the parent of the Company.

          "Hardship" has the meaning set forth in Section 3.5.

          "Measurement Date" means the last day of a fiscal year of the Company, beginning with the 1998 fiscal year and ending with the 2003 fiscal year, provided that, in the event of a Change of Control, the Change of Control Date shall be treated as the Measurement Date.

          "Net Consideration" means the consideration paid in a transaction constituting a Change in Control to holders of the capital stock of the Company in respect of such capital stock, reduced by the costs and expenses for the redemption, repurchase or prepayment, or for obtaining the requisite consents of or waivers from the holders, of the Company's debt securities and Preferred Stock (including redemption or prepayment premiums and consent solicitation fees) and any and all fees, taxes and other expenses incurred by any such holder of capital stock of the Company in connection with or as a result of the negotiation or consummation of such Change in Control.

          "Participants" means the Chief Executive Officer of the Company and such other senior management employees of the Company or any of its Subsidiaries as may be recommended by the Chief Executive Officer of the Company for participation in the Plan and approved by the Board.

          "Performance Pool" has the meaning set forth in Article II.

          "Performance Pool Value" means, as of any date of determination, an amount equal to 10% of Equity Value Created as of the Measurement Date coincident with or immediately preceding such date of determination.

          "Performance Unit" means an award granted to a Participant entitling such Participant to payment upon redemption thereof of an amount equal to 0.1% of the Performance Pool Value as of the applicable Measurement Date, subject to the terms and conditions of the Plan and the Award Agreement evidencing such award.

          "Plan" means this Amended and Restated Fairfield Manufacturing Company, Inc. Incentive Plan for Senior Management, as the same may be further amended from time to time.

          "Preferred Stock" means the Company's 11-1/4% Cumulative Exchangeable Preferred Stock of the Company.

          "Redemption Value" means the amount payable in redemption of vested Performance Units, calculated in accordance with Section 3.4(a).

          "Registration Statement" means the Form S-4 registration statement of the Company filed on June 13, 1997, relating to the offer to exchange shares of the Company's 11-1/4% Series A Cumulative Exchangeable Preferred Stock for certain then outstanding shares of preferred stock of the Company.

          "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

          "Termination Date" means December 31, 2003.

                                   Article II
                      Performance Pool

          As of the Effective Date, the Company shall establish a book entry account (the "Performance Pool") to record amounts available to redeem Performance Units granted under the Plan. As of the first Measurement Date under the Plan as of which Equity Value Created is a positive number, the Company shall credit an amount equal to 10% of the Equity Value Created, determined as of such Measurement Date. As of each Measurement Date occurring thereafter, the Company shall credit or debit the amount credited to the Performance Pool, as applicable, to reflect any increase or decrease in the Equity Value Created during the period from the last Measurement Date to the then current Measurement Date. The aggregate amount credited to the Performance Pool from time to time shall equal the Performance Pool Value.

                                   Article III
                     Performance Units

III.1  Grant of Performance Units

          (a) General. Performance Units may be granted to Participants at such time or times as shall be determined by the Board. The Board shall have complete discretion to determine the number of Performance Units, if any, to be granted hereunder and the Participants to whom any such Units shall be granted. The Board currently expects to grant 1,000 Performance Units, covering all of the Performance Pool, to selected Participants on or prior to December 31, 1999.

          (b) Separate Agreement of Grant. Each grant of Performance Units shall be evidenced by a separate written agreement between the Company and the Participant (an "Award Agreement") that shall specify the number of Performance Units granted to such Participant, the conditions to the vesting and the Participant's right to redeem such units, the consequences of any termination of the Participant's employment with the Company and such other terms and conditions not inconsistent with the Plan as the Board shall determine, in its discretion.

          (c) Maximum Number of Performance Units. The maximum number of Performance Units that may be granted under the Plan may not exceed 1,000 Performance Units. Any Performance Units that, for any reason, are canceled, terminated or otherwise forfeited without having been redeemed pursuant to this
Article III or otherwise satisfied by the payment of any amount to the grantee thereof (or his or her beneficiary or representative) shall again be available for grant under the Plan, subject to the maximum limitation specified herein.

          (d) Certain Adjustments. In the event of the acquisition or disposition of any material business by the Company or the occurrence of any other extraordinary transaction, in any such case, prior to a Change of Control Date, the Board shall adjust the calculation of the amount thereafter allocable to the Performance Pool (including by adjusting the definition of Equity Value and/or Equity Value Created), the number of Performance Units available for grant under the Plan and/or the percentage of the Performance Pool covered by then outstanding Performance Units to reflect such acquisition, disposition or other event, in each such case, if and to the extent the Board determines, in its discretion and in good faith, that such adjustment is appropriate.

III.2  Vesting of Performance Units

          (a) General. Unless provided otherwise in the Award Agreement evidencing any Performance Units granted hereunder, Performance Units will become vested in six equal annual installments (each, an "Installment"), on the last day of each of the six fiscal years of the Company beginning with the Effective Date (the fiscal year of the Company corresponding to each such Installment, an "Applicable Fiscal Year"), provided, in the case of each such Installment, that (i) the Participant remains in the continuous employment of the Company from such Date of Grant to the last day of the Applicable Fiscal Year, (ii) with respect to the 1999 fiscal year, the Board determines that the Company has achieved the targets in its budget for 1999, and with respect to the 2000 fiscal year and thereafter, the Board determines that the Company has achieved the Adjusted EBITDA target specified in the Five Year Plan Target for such Applicable Fiscal Year and such other performance objectives for such Applicable Fiscal Year as are consistent with the Five Year Plan Target and as may be determined by the Board, in its discretion, (iii) such Installment that does not become vested on December 31, 2003 will be cancelled and forfeited as of such date, and (iv) if a Participant was not employed by the Company during a fiscal year prior to the Date of Grant of the Performance Units of such Participant, the Installment for such prior fiscal year shall not vest and the Performance Units of such Installment shall be cancelled and forfeited and not considered outstanding under the Plan. Notwithstanding the foregoing, the Board may, in its discretion, cause all or any portion of an outstanding Installment to become vested as of the end of an Applicable Fiscal Year without regard to whether the performance objectives for such Applicable Fiscal Year have been achieved. Each Installment that does not become vested as of the last day of the Applicable Fiscal Year will be canceled and forfeited as of such days.

          (b) Accelerated Vesting Upon Change of Control. Notwithstanding the provisions of Section 3.2(a) and unless provided otherwise in the Award Agreement, in the event of a Change of Control, the following Installments of Performance Units will become immediately vested as of the Change of Control
Date: (i) 100% of the Installments of Performance Units that were outstanding as of the Change in Control Date and that would have become vested as of the last day of the fiscal year that includes the Change in Control Date; and (ii) 50% of the Installments of Performance Units that were outstanding as of the Change in Control Date and that would have become vested as of the last day of the immediately succeeding fiscal year. For purposes of clarity only, it is expressly stipulated that no Installment of Performance Units will be considered outstanding as of the Change of Control Date if such Installment was cancelled or forfeited prior to such date in accordance with the last sentence of Section 3.2(a).

          (c) Forfeiture of Non-Vested Performance Units. Any Performance Units that are outstanding as of the date of a Participant's termination of employment or, if applicable, a Change in Control Date and that have not become vested in accordance with this Article on or prior to such applicable date shall be canceled and forfeited immediately upon such termination or Change in Control Date, as applicable.

III.3  Redemption of Performance Units

          (a) Redemption Following Termination Date. All vested Performance Units of all or any Participant outstanding as of the Termination Date shall be automatically and mandatorily redeemed, without the requirement of any election or other action by the Participant, in exchange for a cash payment equal to the aggregate Redemption Value of such Performance Units, calculated in accordance with Section 3.4, as of the Termination Date.

          (b) Redemption in Connection with a Change of Control. Notwithstanding the provisions of Section 3.3(a), in the event of a Change of Control, all then outstanding Performance Units that have become vested on or prior to the Change in Control Date shall be automatically and mandatorily redeemed, without the requirement of any election or other action by the Participant, in exchange for a payment equal to the aggregate Redemption Value, calculated in accordance with Section 3.4, payable in the form of cash or such other form of consideration as may be received by shareholders of the voting common stock of the Company in connection with the transaction constituting the Change of Control, or in a combination of cash and such other form of consideration, as determined in the discretion of the Board immediately prior to the Change of Control Date, and payable as soon as reasonably practicable following the Change of Control Date.

          (c) Redemption Upon Termination of Employment. Following the termination of employment of a Participant, the Company shall redeem all or any portion of the all then outstanding Performance Units granted to such Participant that had become vested prior to such Participant's termination of employment (i) pursuant to Section 3.3(b) in the event of a Change of Control or
(ii) at the Company's election, following either (x) the Measurement Date first occurring after such termination of employment in exchange, for a cash payment equal to the aggregate redemption value of such Performance Units, calculated in accordance with Section 3.4, or (y) the Termination Date pursuant to Section 3.3(a).

          (d) Effect of Redemption. Upon redemption of any vested Performance Units and payment to the Participant of an amount calculated in accordance with
Section 3.4, such Participant's rights and the Company's obligations with respect to such Performance Units shall be fully satisfied and the Performance Units so redeemed shall terminate and be canceled. Redeemed Performance Units shall not be available for re-grant under the Plan.

III.4  Payment of Redeemed Performance Units

          (a) Payment of Redemption Value. In connection with any redemption of vested Performance Units pursuant to Section 3.3, the Participant shall be entitled to a cash payment equal to the aggregate Redemption Value of such vested Performance Units, calculated in accordance with Section 3.4(b), and, subject to Section 3.4(c), payable as soon as reasonably practicable following receipt by the Board of the audited financial statements of the Company for the fiscal year of the Company ending on the Termination Date (or if the Company elects to redeem any vested Performance Units of a Participant as of the Measurement Date first occurring after the termination of employment of such Participant, as soon as reasonably practicable following receipt by the Board of the audited financial statements of the Company for the fiscal year of the Company ending on such Measurement Date). Any portion of the Redemption Value of a Performance Unit that remains outstanding pursuant to Section 3.4(c) shall accrue interest at the prevailing prime rate published in The Wall Street Journal from the date such portion would have otherwise been paid to the date that such portion is paid in accordance with Section 3.4(c).

          (b) Determination of Redemption Value. The Redemption Value of a Performance Unit shall be equal to 0.1% of the Performance Pool Value calculated as follows: (i) in the case of a redemption pursuant to Section 3.3(a) or clause
(y) of Section 3.3(c)(ii), Redemption Value shall be determined on the basis of the Performance Pool Value as of the last day of the Company's 2003rd fiscal year; (ii) in the case of a redemption pursuant to Section 3.3(b) or Section 3.3(c)(i), Redemption Value shall be determined on the basis of the Performance Pool Value as of the Change of Control Date; and (iii) in the case of a redemption pursuant to clause (x) of Section 3.3(c)(ii), Redemption Value shall be determined on the basis of the Performance Pool Value as of the Measurement Date first occurring after the termination of employment of the relevant Participant.

          (c) Limitation on Payment. Except in connection with a Change of Control, the aggregate amount payable by the Company in any single fiscal year in redemption of vested Performance Units may not exceed $5 million. To the extent that, in any fiscal year, the aggregate Redemption Value payable by the Company with respect to Performance Units exceeds of $5 million (reduced by the aggregate Additional Redemption Amount remaining to be paid by the Company pursuant to the remainder of this Section 3.4(c) as of the last day of such fiscal year), the Company shall pay to each Participant who is entitle to receive a payment in respect of its Performance Units, during such fiscal year an initial amount (such amount, the "Partial Redemption Payment") equal to the product of (i) $5 million multiplied by (ii) a fraction, the numerator of which is equal to the aggregate Redemption Value of the vested Performance Units of such Participant being redeemed and the denominator of which is equal to the sum of (x) the aggregate Redemption Value of all vested Performance Units being redeemed during such fiscal year and (y) the aggregate amount remaining to be paid by the Company as of the last day of such fiscal year in respect of Performance Units that have been previously redeemed in part pursuant to this
Section 3.4(b). Thereafter, as of each subsequent date that the Company delivers payment in redemption of Performance Units pursuant to Sections 3.3(a) and 3.3(c)(ii), the Company shall pay to each Participant who has previously received a Partial Redemption Payment an additional pro rata amount equal to the product of (i) $5 million multiplied by (ii) a fraction, the numerator of which is equal to the excess of (a) the aggregate Redemption Value of the vested Performance Units with respect to which such Participant has received a Partial Redemption Payment over (b) the sum of the Partial Redemption Payment and each additional payment received by the Participant in respect of such vested Performance Units pursuant to this sentence (such excess, as of any date of determination, the "Additional Redemption Amount") and the denominator of which is equal to the sum of (x) the aggregate Redemption Value of all vested Performance Units being redeemed during such fiscal year and (y) the aggregate Additional Redemption Amount remaining to be paid by the Company pursuant to this Section 3.4(c) as of the last day of such fiscal year.

III.5  Redemption Due to Hardship

          A Participant who experiences a financial hardship may apply to the Board for permission to redeem all or a portion of such Participant's vested Performance Units to alleviate such hardship. Upon receipt of the Participant's application, the Board may, but shall have no obligation to, direct the Company to redeem all or any portion of such Participant's vested Performance Units, as the Board may determine. In any such case, the Board shall determine the Redemption Value of any Performance Units so redeemed based on the Performance Pool Value as of the date of the Board's determination to permit such redemption. For these purposes, "Hardship" shall mean an unforseen financial hardship arising from extraordinary medical or other expenses relating to the illness or disability of the Participant or a member of his or her immediate family, or required for the Participant or a member of his or her immediate family to avoid eviction from or foreclosure on the mortgage of such individual's principal residence.

                                   Article IV
                     General Provisions

IV.1  Amendment and Termination

          (a) Amendment. The Board may amend or modify the Plan from time to time in its discretion provided that no amendment or modification of the Plan shall in any manner adversely affect a Participant's rights in respect of any then outstanding Performance Units without the consent of the Participant to whom such Performance Units shall have been granted.

          (b) Termination. The Plan shall terminate after redemption and satisfaction of all then outstanding Performance Units following the earlier of the Termination Date or the occurrence of a Change of Control.

IV.2  Designation of Beneficiary

          Each Participant entitled to receive payments hereunder may designate a beneficiary or beneficiaries to receive any payments to be made following the Participant's death. Such designation must be in writing and may be changed or canceled by the Participant at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no such spouse shall survive the Participant, the Participant's estate. If a Participant designates more than one beneficiary, payments to such beneficiaries shall be made in equal shares, unless the Participant has designated another allocation of such payments in writing.

IV.3  No Right of Continued Employment or Participation.

          Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries shall have a right to be selected as a Participant (other than the Chief Executive Officer), or, having been so selected, to receive a grant of Performance Units.

IV.4  No Claim to Particular Assets.

          The obligations of the Company under this Plan shall not be construed as giving any Participant, his or her beneficiaries or representatives, or any other person any equity or other interest of any kind in the assets of the Company or any of its Subsidiaries or creating a trust or fiduciary relationship between the Company and any other such person. As to any claim for payment under the Plan, a Participant, his or her beneficiaries or representatives and any other person having a claim for payment shall be an unsecured creditor of the Company.

IV.5  No Limitation on Corporate Actions.

          Subject to Section 4.1, nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grants made under the Plan. No Participant, beneficiary, representative or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

IV.6  Nonalienation of Benefits.

          No Participant or his or her beneficiaries or representatives shall have the power or right to transfer, anticipate, alienate or otherwise encumber the Participant's interest in the Plan in advance of the time such interest is payable hereunder. The Company's obligations under this Plan are not assignable or transferable except to a corporation which acquires all or substantially all of the Company's assets or any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his or her beneficiaries, heirs, executors, administrators or successors in interest.

IV.7  Withholding.

          Any amount paid to a Participant or his or her beneficiary or representative under the Plan shall be made net of any applicable Federal, state and local income and employment taxes and any other amounts that the Participant's employer is required at law to deduct and withhold from such payment.

IV.8  No Limitation on Compensation.

          Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

IV.9  Severability.

          If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

IV.10  Governing Law.

          The Plan shall be construed in accordance with and governed by the laws of the State of Indiana without reference to the principles of conflict of laws.

IV.11  Headings.

          Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of this Plan.


                              FAIRFIELD MANUFACTURING
                                  COMPANY, INC.



Dated:______________               By:  __________________________
                                      Name
                                       Title:

_______________________________
1NOTE: Header A with Draft Line